Exhibit 10.3(b)

SUPPLEMENT
TO
SEPARATION AGREEMENT
        AND GENERAL RELEASE

THIS SUPPLEMENT, effective as of June 30, 2009 to that certain Separation Agreement and General Release, dated as of December 30, 2005 (the “Separation Agreement”), by and between Medialink Worldwide Incorporated (“Medialink”) and J. Graeme McWhirter (“McWhirter”).

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to supplement and modify the Separation Agreement (i) to modify the amount of the Severance Payment; and (ii) to exchange limited releases.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.           All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Separation Agreement.

2.           McWhirter agrees and acknowledges that as of the date of this Supplement to the Separation Agreement, he has received from Medialink the aggregate gross amount of One Hundred Seventy-Nine Thousand Six Hundred Eight and 56/100 ($179,608.56) Dollars as the Consulting Payment.  McWhirter acknowledges and agrees that this amount constitutes the entire Consulting Payment due from Medialink and no further payments will be made by Medialink towards the Consulting Payment.  Medialink acknowledges that McWhirter is not required to provide any further consulting services to Medialink.

3.           McWhirter agrees and acknowledges that as of the date of this Supplement to the Separation Agreement, he has received from Medialink the aggregate gross amount of One Million Nineteen Thousand Ninety-Four and 88/100 ($1,019,094.88) Dollars towards the Severance Payment.  McWhirter acknowledges and agrees that notwithstanding the terms of Section 6(b) of the Separation Agreement, this amount constitutes the entire Severance Payment due from Medialink and no further payments will be made by Medialink towards the Severance Payment.

4.           Supplementing Section 12(a) of the Separation Agreement, but not in lieu thereof, McWhirter hereby stipulates, agrees, and understands that in consideration of the Medialink release given in this Supplement to the Separation Agreement, that being good and valuable consideration, McWhirter, on behalf of himself and the McWhirter Parties, hereby releases Medialink and the Medialink Parties from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever in tort, contract, by statute, or on any other basis for compensatory, punitive or any other damages, expenses, reimbursements or costs of any kind arising out of the Separation Agreement, including without limitation, any claims that McWhirter is entitled to further payments towards the Severance Payment or is entitled to other payments under the Separation Agreement or otherwise.

5.          Supplementing Section 12(b) of the Separation Agreement, but not in lieu thereof, Medialink hereby stipulates, agrees, and understands that in consideration of the McWhirter release given in this Supplement to the Separation Agreement, that being good and valuable consideration, Medialink, on behalf of itself and the Medialink Parties, hereby releases McWhirter from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever in tort, contract, by statute, or on any other basis for compensatory, punitive or any other damages, expenses, reimbursements or costs of any kind arising out of or related to certain tax matters; provided, however, that nothing herein shall be deemed a release of any claim related to or arising from additional material facts, circumstances, actions or inactions which are not known to Medialink as of the date of this Supplement to the Separation Agreement.

6.           McWhirter agrees that upon the delivery of this Supplement to the Separation Agreement from Medialink to McWhirter, McWhirter shall deliver to Medialink all records, documents and information in McWhirter’s custody or control, if any, which pertain to Medialink and/or which may be useful to Medialink in the resolution of any tax, finance or operational issues affecting Medialink.  Further, McWhirter agrees to respond by telephone, to the best of his capabilities, to any Medialink requests for information related to Medialink’s taxes, finances or operations.

7.          This Supplement to the Separation Agreement is expressly conditioned upon the approval of the terms hereof by Medialink’s Board of Directors, and shall not be effective until such approval.  The officer signing below on behalf of Medialink hereby represents that the terms hereof have been approved by Medialink’s Board of Directors.

8.          Except as specifically supplemented or modified by this Supplement to the Separation Agreement, in all other respects the Separation Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Supplement to the Separation Agreement as of the date set forth above.

MEDIALINK WORLDWIDE INCORPORATED

/s/ J. Graeme McWhirter	By:	/s/ Kenneth Torosian
J. GRAEME McWHIRTER		Name: Kenneth Torosian
Title: Chief Financial Officer